UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 4, 2018

CDK Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-36486	46-5743146
(Commission File Number)	(I.R.S. Employer Identification Number)

1950 Hassell Road, Hoffman Estates, IL 60169
(Registrant's telephone number, including area code)

(847) 397-1700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 4, 2018, CDK Global, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named therein, to issue and sell $500 million aggregate principal amount of 5.875% Senior Notes due 2026 in a public offering (the “Offering”). The Offering was made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-224580) and a related prospectus filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2018 and a prospectus supplement filed with the SEC on June 4, 2018. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary closing conditions, indemnification rights and termination provisions.

The foregoing summary of certain provisions of the Underwriting Agreement is not meant to be complete or exhaustive and is qualified in its entirety be reference to the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Indemnification Agreement

On June 7, 2018, the Company’s Board of Directors adopted a form indemnification agreement to be entered into between the Company and each of its directors and executive officers (each, an “Indemnitee”). Each of the current directors and executive officers of the Company will enter into an indemnification agreement with the Company in the approved form, effective as of June 11, 2018.

The indemnification agreement requires the Company to indemnify the Indemnitee, to the fullest extent permitted by law, against any and all expenses, judgments, fines, penalties and settlement amounts incurred in connection with any claim against the Indemnitee arising out of the fact that the Indemnitee is or was a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of the Company or of any other enterprise which such person is or was serving at the request of the Company. The indemnification agreement also requires the Company to advance expenses to the Indemnitee prior to the final judgment of any such claim, provided that the Indemnitee agrees to reimburse the Company if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company.

The foregoing summary of certain provisions of the indemnification agreement is not meant to be complete or exhaustive and is qualified in its entirety be reference to the form of indemnification agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 8.01. Other Events.

On June 7, 2018, the Company issued a press release announcing that its Board of Directors has approved a quarterly cash dividend to shareholders of its common stock. The Board of Directors declared a quarterly dividend of $0.15 per share payable on June 29, 2018 to shareholders of record at the close of business on June 19, 2018.

A copy of the Company's press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement, dated June 4, 2018, by and among CDK Global, Inc. and J.P. Morgan Securities LLC
10.1	Form of Indemnification Agreement
99.1	Press Release issued by CDK Global, Inc. on June 7, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDK Global, Inc.

Date: June 7, 2018	By:	/s/ JOSEPH A. TAUTGES
Joseph A. Tautges
Executive Vice President, Chief Financial Officer